    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999


                                                      REGISTRATION NO. 333-75517
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

              DELAWARE                                3420                                   04-1366970
   (State or other jurisdiction of        (Primary Standard Industrial                    (I.R.S. Employer
   incorporation or organization)          Classification Code Number)                 Identification Number)

                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
          (Address of principal executive offices, including zip code)

                               JILL C. RICHARDSON
                                   SECRETARY
                              THE GILLETTE COMPANY
                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                            ------------------------
                  Please send copies of all communications to:


    WILLIAM J. MOSTYN, III, ESQ.              MARY E. WEBER, ESQ.                  DAVID J. SORKIN, ESQ.
        The Gillette Company                      Ropes & Gray                   Simpson Thacher & Bartlett
     Prudential Tower Building              One International Place                 425 Lexington Avenue
    Boston, Massachusetts 02199           Boston, Massachusetts 02110             New York, New York 10021
           (617) 421-7000                        (617) 951-7000                        (212) 455-2000



    Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

    If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS OF             AMOUNT TO BE             OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
  SECURITIES TO BE REGISTERED            REGISTERED               PER SHARE(1)              PRICE(1)               FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock -- $1.00 Par Value
  (including Preferred Stock
  Purchase Rights)..............      51,308,798 Shares            $46.15625           $2,368,221,707.69      $778,828.27(2)
=============================================================================================================================



(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(a) and (c) under the Securities Act of 1933. The maximum price per share information is based on the average of the high and the low sale prices on August 24, 1999.


(2)$499,022.88 previously paid. The Registrant is registering an additional 21,806,239 shares. Using a proposed maximum offering price per share of $46.15625, the additional registration fee to be paid is $279,805.39.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 31, 1999


PROSPECTUS


                               51,308,798 SHARES


                            [GILLETTE COMPANY LOGO]
                                  COMMON STOCK



                            ------------------------


        The KKR partnerships may offer from time to time all of the shares to be sold in the offering.



        At the time a particular offer of shares is made, if required, we will set forth the terms of the offering in a supplement to this prospectus.



        Our common stock is listed on the New York Stock Exchange under the ticker symbol "G". On August 30, 1999, the last sale price of one share of our common stock on the New York Stock Exchange was $46 13/16.




                            ------------------------


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                            ------------------------


               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
Information about The Gillette Company......................    3
Where You Can Find More Information.........................    4
Use of Proceeds.............................................    5
Selling Stockholder.........................................    5
Description of Capital Stock................................    6
Plan of Distribution........................................   10
Legal Matters...............................................   10
Experts.....................................................   10


                            ------------------------

        In this prospectus, "Gillette", "we", "us" and "our" refer to The Gillette Company.

                     INFORMATION ABOUT THE GILLETTE COMPANY

        Our businesses range across several industry segments, including blades and razors, toiletries, stationery products, electric shavers, small household appliances, hair care appliances, oral care appliances, oral care products and alkaline batteries for consumer products.

        Founded in 1901, we are the world leader in male grooming products, a category that includes blades and razors and shaving preparations. We hold the number one position worldwide in selected female grooming products, such as wet shaving products and hair epilation devices. We are the world's top seller of writing instruments and correction products, toothbrushes and oral care appliances. In addition, we are the world leader in alkaline batteries.

        We have a wide array of well-established brands, including: razor and blade products under the MACH 3(R), Sensor Excel(R), Sensor(R), Atra(R), Trac II(R), Custom Plus(R) and Good News(R) names; Braun(R) electric shavers and appliances; Gillette(R) Series, Right Guard(R), Soft & Dri(R) and Dry Idea(R) deodorant antiperspirant brands; White Rain(R) hair care line; Parker(R), Paper Mate(R), Waterman(R) and Flair(R) writing instruments; Liquid Paper(R) correction products; Oral-B(R) dental products; and Duracell(R) consumer batteries.

        We are divided into five worldwide business management groups, organized on a product line basis: male and female grooming; Duracell; Braun; Oral-B; and Stationery; and five commercial operations groups, organized on a geographic basis: North America; Latin America; Europe; Africa, Middle East and Eastern Europe, or "AMEE"; and Asia-Pacific. The business management groups are responsible for consumer marketing, research and development and manufacturing. The commercial operations groups are responsible for sales and trade marketing.


        As of June 30, 1999, we conducted manufacturing operations at 61 facilities in 25 countries and distributed products through wholesalers, retailers and agents in over 200 countries and territories.


        Our executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199, and our telephone number is (617) 421-7000.

                      WHERE YOU CAN FIND MORE INFORMATION

        We are governed by the informational requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference rooms maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We also file reports, proxy statements and other information with the SEC electronically, and these materials may be inspected and copied at the SEC's Web site (http://www.sec.gov). In addition, these materials can be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all the information set forth in the registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. You may read and copy the registration statement at the SEC's public reference rooms listed above.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act before the termination of this offering:

        (1) The description of our capital stock contained in our Registration Statement on Form 8-A/ A filed on November 12, 1996.

        (2) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        (3) Our Current Report on Form 8-K filed on February 19, 1999.

        (4) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

        (5) Our Current Report on Form 8-K filed on April 7, 1999.

        (6) Our Current Report on Form 8-K filed on June 22, 1999.


        (7) Our Quarterly Report on Form 10-Q for the quarter ended June 30,
            1999.



        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus. You may obtain these documents by writing to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention:
Corporate Secretary, or by calling (617) 421-7000.

                                USE OF PROCEEDS

        All net proceeds from the sale of the shares of our common stock offered in this prospectus will go to the KKR partnerships. Neither we nor any of our executive officers or employees will be selling shares or receiving proceeds from this offering.

                              SELLING STOCKHOLDER

        The KKR partnerships acquired the shares of our common stock in a merger in which we acquired Duracell.


        The following table sets forth information regarding beneficial ownership of our common stock by the KKR partnerships at June 30, 1999. The information below assumes that the KKR partnerships sell all of the shares of common stock offered, and that they acquire no additional shares before the completion of this offering. Shares of common stock shown as beneficially owned by the KKR partnerships are owned of record by KKR Associates and by DI Associates, L.P. and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possesses sole voting and investment power. Henry R. Kravis, who is one of our directors, is a general partner of KKR Associates.



                                                                                           BENEFICIAL
                                  BENEFICIAL OWNERSHIP                                     OWNERSHIP
                                    PRIOR TO OFFERING        SHARES BEING OFFERED        AFTER OFFERING
                                 -----------------------    -----------------------    ------------------
                                   SHARES     PERCENTAGE      SHARES     PERCENTAGE    SHARES  PERCENTAGE
                                 ----------   ----------    ----------   ----------    ------  ----------
KKR partnerships...............  51,308,798      4.7%       51,308,798      4.7%         0        0.0%

                          DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 2,320,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, without par value.

COMMON STOCK

        The holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors and paid by us. This right is subordinate to the preferences of our outstanding preferred stock. Holders of our common stock have one vote per share. There is no cumulative voting. If we are liquidated, dissolved or wound-up, we will pay our creditors first, followed by our preferred stockholders. Subsequently, we will distribute our remaining assets to our common stockholders in proportion to the number of shares that each stockholder owns. Other than the preferred stock purchase rights referred to below, holders of our common stock have no preemptive or other subscription rights. There are no conversion, redemption or sinking fund provisions applicable to our common stock. Our Board of Directors is authorized to issue all of the authorized and unissued shares of our common stock.

        BankBoston, N.A. is the registrar and transfer agent of the shares of our common stock.


        At June 30, 1999, 1,085,001,932 shares of our common stock were outstanding and held of record by 60,313 holders.


PREFERRED STOCK

        Our Board of Directors is authorized to fix the terms of one or more series of a class of preferred stock. It is also authorized to issue any or all of the authorized and unissued shares of preferred stock. Issuances of preferred stock may limit or qualify the rights of the holders of our common stock.

Series C ESOP Convertible Preferred Stock


        At June 30, 1999, 145,156 shares of Series C ESOP convertible preferred stock, no par value per share, were outstanding. All of the outstanding shares of our ESOP convertible preferred stock are held by our Employee Stock Ownership Plan. The shares of ESOP convertible preferred stock have the following terms:


        - Dividends. The holders of the ESOP convertible preferred stock are entitled to receive cash dividends in the amount of $48.23 per share per year. These dividends accrue whether or not declared. If they are not paid when accrued, they also cumulate. If full cumulative dividends on the ESOP convertible preferred stock have not been declared and paid or set apart for payment when due, we are not allowed to pay dividends on any other class of stock ranking junior to the ESOP convertible preferred stock, including our common stock.

        - Liquidation. If we are liquidated, dissolved or wound-up, holders of ESOP convertible preferred stock are entitled to receive liquidating distributions in the amount of $602.875 per share, plus an amount equal to all accumulated and unpaid dividends.


        - Conversion. As of June 30, 1999, each share of ESOP convertible preferred stock was convertible into 80 shares of common stock. This conversion ratio will be adjusted for stock dividends, stock splits and similar events.


        - Voting. In any matter submitted to a vote of the holders of our common stock, each share of ESOP convertible preferred stock is entitled to a number of votes equal to the number of shares of common stock into which a share could be converted on the record date for the vote, whether or not then convertible.

        - Redemption. The ESOP convertible preferred stock is redeemable upon the occurrence of specified changes in control or other events at varying prices not less than $602.875 per share plus accumulated and unpaid dividends. Depending on the event, this redemption may be at our option or at the option of the holder. Except in the event of a merger in which we are not the surviving corporation, any redemption of ESOP convertible preferred stock may be made in cash or in shares of our common stock, at our sole option. We intend to redeem the ESOP convertible preferred stock solely in shares of our common stock.

Preferred Stock Purchase Rights


        We entered into a Renewed Rights Agreement dated as of December 14, 1995, effective as of December 9, 1996, with the First National Bank of Boston, as Rights Agent. One-half of a right is attached to each outstanding share of our common stock and 40 rights are attached to each share of our ESOP convertible preferred stock. At June 30, 1999, 548,307,206 rights were outstanding.


        Each whole right may be exercised to purchase one ten-thousandth of a share of our Series A junior participating preferred stock for $225. The rights become exercisable on the earlier of:

        - ten business days after we announce that a person has acquired 15% or more of our common stock, or

        - ten business days after a tender offer commences that could result in a person's ownership of 15% or more of our common stock.

When the rights become exercisable, they will also become transferable apart from the shares of common stock or ESOP convertible preferred stock to which they are currently attached.

        If a person acquires 15% or more of our common stock, each holder of a right, other than the person who acquired our common stock, will have the right to receive, upon exercise of the right, shares of our common stock valued at double the exercise price. Holders will not have these rights if the person who acquires 15% or more of our common stock does so in a tender or exchange offer for all of our outstanding stock on terms approved by our Board of Directors. In the event of a merger or similar transaction that has not been approved by our Board of Directors, each holder of a right, other than the person who acquired our common stock, will have the right to receive, upon exercise of the right, shares of common stock of the acquiring company valued at double the exercise price.

        The rights have no voting power and are not entitled to receive dividends. The expiration date of the rights is December 14, 2005, but that date may be extended. We can redeem all of the outstanding rights for $0.01 each at any time until 10 business days following the date we announce that a person has acquired 15% or more of our common stock.

        Because this is a summary, it does not contain a complete description of the rights. The form of Renewed Rights Agreement, which specifies the terms of the rights, has been filed with the SEC as an exhibit to our Form 8-K dated December 18, 1995, and has been incorporated by reference into our Form 8A/A filed on November 12, 1996, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Series A Junior Participating Preferred Stock

        Our Board of Directors has reserved 400,000 shares of Series A junior participating preferred stock for issuance upon exercise of the rights. The junior participating preferred stock may be issued in fractional shares. The shares of junior participating preferred stock have the following terms:

        - Dividends. Each share of junior participating preferred stock will be entitled to receive cumulative quarterly cash dividends payable on the fifteenth day of January, April, July and October in each year. These dividends are payable at the greater of (a) $20 or (b) 10,000 times the aggregate per share amount of all dividends and distributions declared on our common stock, other than a dividend payable in shares of our common stock, since the previous quarterly dividend payment date for the junior participating preferred stock. The dividend may change due to anti-dilution adjustments. This dividend right is subordinate to the payment of dividends on the Series C ESOP convertible preferred stock and any other senior preferred stock.

        - Voting. Holders of shares of junior participating preferred stock will be entitled to 10,000 votes on all matters submitted to a vote of our stockholders. The number of votes per share of junior participating preferred stock may change due to anti-dilution adjustments. Holders of shares of junior participating preferred stock will vote together with the holders of our common stock as a single class, except as otherwise required by law. If at the time of any annual meeting of stockholders for the election of directors the amount of accrued but unpaid dividends upon the junior participating preferred stock is equal to six full quarterly dividends, the holders of shares of junior participating preferred stock, voting separately as a class, will have the right to elect two members of the Board of Directors. This right will continue until all accrued dividends are paid. In addition, while dividends on the junior participating preferred stock are unpaid as described above, the terms of the junior participating preferred stock limit our ability to pay dividends and to redeem, repurchase or otherwise acquire shares of our common stock.

        - Liquidation. If we are liquidated, dissolved or wound-up, holders of junior participating preferred stock will be entitled to receive, before any distribution is made with respect to shares of stock ranking junior to the junior participating preferred stock, an amount equal to the greater of (a) $200 per share or (b) 10,000 times the aggregate per share amount to be distributed to holders of our common stock. The ratio in clause (b) may change due to anti-dilution adjustments.

        - Consolidations, mergers and similar transactions. If a consolidation, merger, combination or similar transaction occurs and shares of our common stock are exchanged for or changed into stock or securities of another company, cash and/or other property, then the shares of junior participating preferred stock will be similarly exchanged or changed. Each share of junior participating preferred stock will be exchanged or changed in an amount per share equal to 10,000 times the aggregate amount of stock, securities, cash and/or other property payable in kind into which or for which each share of our common stock is changed or exchanged. This ratio may change due to anti-dilution adjustments.

        - Ranking. The shares of junior participating preferred stock rank junior to the Series C ESOP convertible preferred stock. Future series of preferred stock will rank on an equal basis with the junior participating preferred stock with respect to dividends and/or liquidation preference, unless our Board of Directors determines that these future series will be senior to the junior participating preferred stock.

        - Redemption. The junior participating preferred stock may not be mandatorily redeemed by us.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE LAW AFFECTING CHANGES IN CONTROL

        In addition to several of the provisions described above, provisions of our Certificate of Incorporation and bylaws and Delaware law, including some of those described below, may have anti-takeover effects.

        - Board of Directors. Under Article 9 of our Certificate of Incorporation and the related provisions of Article XIII of our bylaws, our Board of Directors is classified into three classes. Each class is as equal in number as possible. One class is elected each year for a three-year term. A director may be removed for cause only by the majority vote of the outstanding shares entitled to vote. The affirmative vote of at least 75% of the votes of the shares entitled to vote is required to amend or repeal Article 9 of the Certificate of Incorporation or Article XIII of the bylaws or to adopt any provision inconsistent with those articles.

        - Meetings of stockholders. The bylaws provide that special meetings of stockholders may be called only by our Chief Executive Officer or by our Board of Directors. The bylaws also provide that in general we must receive stockholder proposals intended to be presented at a meeting of stockholders, including proposals for the nomination of directors, 60 days in advance of the meeting.

        - Indemnification. Our bylaws contain provisions requiring us to indemnify any of our directors, officers, employees or agents to the fullest extent permitted under Delaware law. Our Certificate of Incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability.

        - Amendment of bylaws. Our Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company, except as provided in our Certificate of Incorporation. The stockholders may also adopt, amend or repeal the bylaws.

        - Delaware law. We are governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly held Delaware corporation like us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder. This prohibition does not apply to a business combination approved in a manner described in the statute or if the stockholder acquires at least 85% of our outstanding stock, excluding stock held by directors who are also officers and specified employee rights plans. An "interested stockholder" is generally considered to be:

           - a person who owns 15% or more of our voting stock,

           - a person who is an affiliate of ours and owned 15% or more of our voting stock within the prior three years, or

           - an affiliate of either of these persons.

                              PLAN OF DISTRIBUTION



        We are registering the shares of our common stock on behalf of the KKR partnerships. The KKR Partnerships may offer their shares of our common stock at various times in one or more of the following transactions:



        - on the New York Stock Exchange,



        - in private transactions other than on the New York Stock Exchange,



        - to one or more underwriters for public offering and sale by them,



        - by pledge to secure debts and other obligations,



        - in a combination of any of the other four transactions listed here.



        The KKR partnerships may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.



        The KKR partnerships may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the KKR partnerships, or they will receive commissions from purchasers of shares for whom they acted as agents. If the shares are sold through one or more underwriters, any underwriting compensation paid to underwriters or agents in connection with the sale and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.



        The KKR partnerships also may sell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.



                                 LEGAL MATTERS



        The validity of the common stock being offered in this prospectus will be passed upon for us by James P. Connolly, Esq., Acting General Counsel. As of June 30, 1999, Mr. Connolly beneficially owned approximately 199,365 shares of our common stock, including options to purchase 103,665 shares of common stock and 25 shares of common stock through his interest in our Employee Stock Ownership Plan.


                                    EXPERTS

        The consolidated financial statements and schedules appearing in our annual report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as set forth in their reports. These reports are incorporated by reference in this prospectus in reliance upon such reports given upon authority of KPMG LLP as experts in accounting and auditing.

================================================================================


                               51,308,798 SHARES


                            [GILLETTE COMPANY LOGO]


                                  COMMON STOCK



                             ---------------------

                                   PROSPECTUS

                             ---------------------





                                            , 1999


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF DISTRIBUTION


SEC registration fee........................................  $  778,828.27
Legal fees and expenses*....................................     125,000.00
Printing expenses*..........................................      50,000.00
Accounting fees and expenses*...............................     100,000.00
Miscellaneous*..............................................      99,171.73
                                                              -------------
     Total Expenses.........................................  $1,153,000.00
                                                              =============


---------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

        The Registrant's bylaws provide that the Registrant shall indemnify current or former directors, officers, employees or agents of the Registrant, in connection with proceedings brought against such persons by reason of their position with the Registrant to the fullest extent permitted by Delaware law. The Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as is not permitted under the DGCL.

        The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

        The proposed form of the underwriting agreement provides for indemnification of the directors and officers of the Registrant by the underwriters against certain liabilities. The selling stockholder has also agreed to indemnify the directors and officers of the Registrant against certain liabilities.

        For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS


TITLE OF
EXHIBIT
--------
     1.1  Form of Underwriting Agreement*
     4.1  Renewed Rights Agreement dated as of December 14, 1995 between The Gillette Company and The First National Bank of
          Boston, filed as Exhibit 4 to The Gillette Company Current
          Report on Form 8-K, dated December 18, 1995, Commission File
          No. 1-922, incorporated by reference herein
     4.2  Specimen of form of certificate representing ownership of
          The Gillette Company Common Stock, $1.00 par value,
          effective December 10, 1996, filed as Exhibit 4(a) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, Commission File No. 1-922,
          incorporated by reference herein
     4.3  Form of Certificate of Designation, Preferences and Rights
          of Series A Junior Participating Preferred Stock of The
          Gillette Company filed as Exhibit A to Exhibit 1 to The
          Gillette Company Current Report on Form 8-K, dated December
          30, 1985, Commission File No. 1-911, incorporated by
          reference as Exhibit 4(c) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1996,
          Commission File No. 1-922, incorporated by reference herein
     4.4  Amendment to Certificate of Designations, Preferences and
          Rights of Series A Junior Participating Preferred Stock
          dated December 9, 1996, filed as Exhibit 4(c) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, File No. 1-922, incorporated by
          reference herein
     4.5  Certificate of Designation of the Series C ESOP Convertible
          Preferred Stock of The Gillette Company, dated January 17,
          1990, filed as Exhibit 4(e) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1989,
          Commission File No. 1-922, incorporated by reference herein
     4.6  Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common
          stock, filed as Exhibit 3(i) to The Gillette Company
          Quarterly Report on Form 10-Q for the period ended March 31,
          1998, Commission File No. 1-922, incorporated by reference herein
     5.1  Opinion of James P. Connolly, Esq., Acting General Counsel**
    23.1  Consent of KPMG LLP
    23.2  Consent of James P. Connolly, Esq., Acting General Counsel
          (to be included in the opinion filed as Exhibit 5.1)**
    24.1  Power of Attorney**


---------------


* To be filed by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b), if the shares are sold through one or more underwriters.



** Previously filed.

ITEM 17. UNDERTAKINGS


        (a) The undersigned registrant hereby undertakes:



               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification (other than by policies of insurance) is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 31st day of August, 1999.


                                          THE GILLETTE COMPANY

                                          By:     /s/ CHARLES W. CRAMB
                                            ------------------------------------
                                              Name: Charles W. Cramb
                                              Title: Senior Vice
                                              President -- Finance,
                                              Chief Financial Officer and
                                              Principal Accounting Officer


        Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----
                  *                    Chairman of the Board, Chief           August 31, 1999
-------------------------------------  Executive Officer and Director
          Michael C. Hawley

        /s/ CHARLES W. CRAMB           Senior Vice President -- Finance,      August 31, 1999
-------------------------------------  Chief Financial Officer and Principal
          Charles W. Cramb             Accounting Officer

                  *                                  Director                 August 31, 1999
-------------------------------------
          Warren E. Buffett

                  *                                  Director                 August 31, 1999
-------------------------------------
           Wilbur H. Gantz

                  *                                  Director                 August 31, 1999
-------------------------------------
         Michael B. Gifford

                  *                                  Director                 August 31, 1999
-------------------------------------
          Carol R. Goldberg

                  *                                  Director                 August 31, 1999
-------------------------------------
          Herbert H. Jacobi

                  *                                  Director                 August 31, 1999
-------------------------------------
           Henry R. Kravis

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----
                  *                                  Director                 August 31, 1999
-------------------------------------
         Jorge Paulo Lemann

                  *                                  Director                 August 31, 1999
-------------------------------------
        Richard R. Pivirotto

                  *                                  Director                 August 31, 1999
-------------------------------------
       Alexander B. Trowbridge

                  *                                  Director                 August 31, 1999
-------------------------------------
         Marjorie M.T. Yang

                  *                                  Director                 August 31, 1999
-------------------------------------
           Alfred M. Zeien

      *By: /s/ CHARLES W. CRAMB
-------------------------------------
Charles W. Cramb, for himself and as
          attorney-in-fact

                                 EXHIBIT INDEX


TITLE OF
EXHIBIT
--------
     1.1  Form of Underwriting Agreement*
     4.1  Renewed Rights Agreement dated as of December 14, 1995 between The Gillette Company and The First National Bank of
          Boston, filed as Exhibit 4 to The Gillette Company Current
          Report on Form 8-K, dated December 18, 1995, Commission File
          No. 1-922, incorporated by reference herein
     4.2  Specimen of form of certificate representing ownership of
          The Gillette Company Common Stock, $1.00 par value,
          effective December 10, 1996, filed as Exhibit 4(a) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, Commission File No. 1-922,
          incorporated by reference herein
     4.3  Form of Certificate of Designation, Preferences and Rights
          of Series A Junior Participating Preferred Stock of The
          Gillette Company filed as Exhibit A to Exhibit 1 to The
          Gillette Company Current Report on Form 8-K, dated December
          30, 1985, Commission File No. 1-911, incorporated by
          reference as Exhibit 4(c) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1996,
          Commission File No. 1-922, incorporated by reference herein
     4.4  Amendment to Certificate of Designations, Preferences and
          Rights of Series A Junior Participating Preferred Stock
          dated December 9, 1996, filed as Exhibit 4(c) to The
          Gillette Company Annual Report on Form 10-K for the year
          ended December 31, 1996, File No. 1-922, incorporated by
          reference herein
     4.5  Certificate of Designation of the Series C ESOP Convertible
          Preferred Stock of The Gillette Company, dated January 17,
          1990, filed as Exhibit 4(e) to The Gillette Company Annual
          Report on Form 10-K for the year ended December 31, 1989,
          Commission File No. 1-922, incorporated by reference herein
     4.6  Certificate of Amendment relating to an increase in the amount of authorized shares of preferred stock and common
          stock, filed as Exhibit 3(i) to The Gillette Company
          Quarterly Report on Form 10-Q for the period ended March 31,
          1998, Commission File No. 1-922, incorporated by reference herein
     5.1  Opinion of James P. Connolly, Esq., Acting General Counsel**
    23.1  Consent of KPMG LLP
    23.2  Consent of James P. Connolly, Esq., Acting General Counsel
          (to be included in the opinion filed as Exhibit 5.1)**
    24.1  Power of Attorney**


---------------


* To be filed by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b), if the shares are sold through one or more underwriters.



** Previously filed.